EXHIBIT 23.1
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated April 28, 2006 relating to the financial statements of ONEOK Texas Field Services, L.P., (ii) our report dated June 2, 2006 (August 31, 2006 as to Note 6) relating to the consolidated financial statements of Eagle Rock Pipeline, L.P., (iii) our report dated June 2, 2006 relating to the balance sheet of Eagle Rock Energy Partners, L.P., (iv) our report dated June 2, 2006 relating to the balance sheet of Eagle Rock Energy GP, L.P., (v) our report dated June 2, 2006 relating to the statement of net assets acquired (the Brookeland and Masters Creek acquired assets) as of March 31, 2006 and (vi) our report dated June 2, 2006 relating to the statements of revenues and direct operating expenses (the carve-out financial statements for Brookeland and Masters Creek), which appear in the Eagle Rock Energy Partners, L.P. prospectus filed on October 25, 2006 which is part of the Registration Statement on Form S-1 (File No. 333-134750).
/s/ Deloitte & Touche LLP
Houston, Texas
December 22, 2006